  (10)   (i)  Lease Purchase Agreement between the Company and B. Braun
              Medical, Inc. dated August 24, 1995.

                                LEASE AGREEMENT
                                                                 1290895

Date: August 24, 1994

BETWEEN:

      ("LESSOR")               and                     ("LESSEE")

B. BRAUN MEDICAL INC.                              Medicore Inc.
BLOOD TREATMENTS DIVISION                          2337 W. 76th Street
824 TWELFTH AVENUE                                 Hialeah, Florida 33016
BETHLEHEM, PA 18018

                                  EQUIPMENT



QUANTITY       DESCRIPTION          ("COLLATERAL")                S E R I A L
                                                                  NUMBERS
10             New HD-SECURA DIALYSIS UNITS                 288,289,290,618,619
               600 BFR - HeB version with BP cuff           620,621,622,623,624
               SINGLE BLOOD PUMP - 10/20 amplifiers
               STANDARD ACCESSORIES PACKAGE

7              New HD-SECURA DIALYSIS UNITS                 304,305,306,307,404,
               600 BFR - HeB version with BP cuff           412,405
               SINGLE BLOOD PUMP - 10/20 amplifiers
               STANDARD ACCESSORIES PACKAGE

"EQUIPMENT LOCATION"

10 HD-securas                     Dialysis Services of PA (Lemoyne)
                                  27 Miller Street
                                  Lemoyne, PA 17043

7 HD-securas                      Dialysis Services of PA (Wellsboro)
                                  14 Tioga Street
                                  Wellsboro, PA 16901

HD-secura purchase price with BP cuff is $12,000 each. Total Lease amount is $204,000.

TERM                              PAYMENT/MONTH             TOTAL PAYMENTS
----                              -------------             --------------

$1 Buy-out Option
60 months                         $4,435/month                  $266,100


ADVANCE PAYMENT

Last two monthly payments are due with and upon Execution and Return of Lease Agreement.

                              TERMS AND CONDITIONS

1.0-THE LEASE. Lessor leases to Lessee and the Lessee rents from Lessor the equipment listed above or, if separately scheduled, in the schedule hereto annexed, marked Schedule "All and made a part hereof,for the lease term specified above and on the terms and conditions stated in this agreement. Said equipment will be located at the above equipment location address and will not be moved to a new location without written permission first given by Lessor.

1.1-If the Lessee is desirous of canceling this lease prior to the rental period commencement date and the Lessor accepts said cancellation, the Lessor can retain the Advance Payment to offset the expense incurred.

1.2-Lessee hereby acknowledges that he has received a copy of this lease.

1.3-Lessee hereby authorizes Lessor to insert in this lease the serial numbers, and other identification data, of the equipment when determined by Lessor.

2.0-LEASE PAYMENTS. The obligation to make Lease Payments begins upon delivery and acceptance. Lessee shall make Lease Payments, in advance, on the date or dates specified by Lessor in a notice to Lessee. Lease Payments shall be paid at the office of Lessor or at any other place specified by Lessor. Advance Payment is due on signing of the lease specifying such amount. If any part of a payment is more than ten days late, Lessee shall pay a late charge of 10% of the payment, all or a portion of which is late(or such lesser rate as is the maximun rate allowable under applicable law).

3.0-DELIVERY AND ACCEPTANCE. Lessor will ship the Equipment directly to Lessee. Lessee shall take delivery and upon installation and acceptance of the Equipment will sign and deliver to Lessor the Certificate of Delivery and Acceptance submitted by Lessor. If Lessee has not, within 10 days after delivery of the Equipment, delivered to Lessor written notice of any non-acceptance of the Equipment, specifying the reasons therefore and fully referencing the lease. Lessee shall be deemed to have irrevocably accepted the Equipment under the lease. If Lessee properly rejects the Equipment in accordance with the foregoing including reasonable time and efforts to cure said defects(s), then Lessor and Lessee shall be relieved of all obligations or liabilities under the lease. Lessor shall retain any Advance Lease Payment as liquidated damages for loss of a bargain and not as a penalty, and Lessee shall be responsible for paying for the safe return of the equipment and related reasonable costs of freight, repair necessitated by Lessee negligence, and standard restocking charges. The validity of the lease will not be affected by any delay in Lessee's receipt of the Equipment.

4.0.-RIGHT OF INSPECTION: CONDITION. Lessor may inspect the equipment at any time: and Lessee agrees to keep it in first class condition and repair at Lessee's expense and house the same in suitable shelter, and not to sell or otherwise dispose of this interest therein or any equipment or accessories attached thereto. Lessee agrees to furnish Lessor upon request current financial statements reflecting the Lessee's financial status during the term of the contract.

5.0. TITLE to EQUIPMENT. No title or right in said equipment shall pass to Lessee except the rights herein expressly granted under Rider I. - The Purchase Option. Plates or other marking have been affixed to or placed on said equipment by Lessor. Lessee will not remove the same. Upon the termination of the initial lease period, unless Purchase Option is exercised, Lessee will immediately crate, insure and ship the equipment and operating manuals to whatever destination Lessor shall direct, all at Lessee's expense, in as good condition as received, less normal wear and tear, said destination to be confirmed by Lessee prior to shipment. Lessee agrees to pay Lessor monthly rent at the rate specified for the initial term for any month or part thereof from the end of the initial term until the equipment is received by Lessor. Said equipment shall always remain and be deemed personal property even though attached to realty. All replacements, accessories, or capital improvements made to or placed in or upon said equipment shall become component parts thereof and title thereto shall be immediately vested in Lessor and shall be included under the terms hereof. The Lessee agrees that the Lessor is authorized, at its option, to file financing statements or amendments thereto without the signature of the Lessee with respect to any or all of the lease property and, if a signature is required by law, then the Lessee appoints Lessor as Lessee's attorney-in-fact to execute any such financing statements and further agrees to pay the Lessor a fee of twenty-four dollars and fifty cents($24.50) to cover the expense of making such filing(s).

6.0. RIGHT OF ASSIGNMENT. Lessor may assign the lease and its assignee may assign the same. All rights of Lessor hereunder shall be succeeded by any assignee hereof and said assignee's title to this lease to the rental herein provided for to be paid, and in and to said equipment shall be free from all defense, setoffs or counterclaims of any kind which Lessee may be entitled to assert against Lessor, Lessee hereby waiving the same as against such assignee it being understood and agreed that any assignee of Lessor does not assume obligations of the Lessor herein named. It is further understood and agreed, however, that Lessee may separately claim against Lessor as to any matters which Lessee may be entitled to assert against Lessor. Lessee shall not assign mortgage or hypothecate this lease or any interest herein or sublet said equipment without the prior written consent of the Lessor. Any assignments, mortgage, hypothecation or sublease by Lessee without such consent shall be void.

7.0 RISK OF LOSS: INSURANCE COVERAGE. Lessee assumes the entire risk of loss or damages to the equipment, whether or not covered insurance, and no such loss shall relieve Lessee of its obligation hereunder. Lessee agrees to keep the equipment insured and provide proof of insurance to Lessor, to protect all interests of Lessor, at Lessee's expense, against all risks of loss or damage from any cause whatsoever for not less than the unpaid balance of the lease rentals due hereunder or eighty(80%)per cent of the then current value of said equipment, whichever is higher; and to purchase insurance in an amount reasonable under the circumstances to cover the liability of Lessor for public liability and property damage. The proceeds from said insurance policy as they relate to subject equipment and any unpaid lease payments related thereto shall be the sole property of Lessor and Lessor shall be named as an insured in all said policies and as sole loss payee in the policies insuring the equipment. Each policy shall expressly provide that said insurance as to Lessor and its assigns shall not be invalidated by any act, omission or neglect of Lessee and cannot be canceled without ten(10)days prior written notice to Lessor. As to each policy, Lessee shall furnish Lessor a Certificate of Insurance and copy of policy from the insurer reflecting the coverage required by this paragraph on or before Commencement date of Lease. The proceeds by such insurance whether resulting from loss or damage or return of premium or otherwise, shall be applied toward the replacement or repair of the said equipment or the payment of obligations of Lessee hereunder at the option of Lessor. Lessee hereby appoints Lessor as Lessee's attorney-in-fact to make claim for, receive payment of and execute or endorse all documents, checks or drafts for loss or damage or return premium under any insurance policy issued on said equipment. Lessee agrees to pay Lessor an insurance fee monthly with the rental payment equal to one quarter of one (.25%)per cent of equipment cost in lieu of, or until the provisions of this paragraph are met.

8.0 INDEMNIFICATION. Lessee does hereby agree to indemnify and hold Lessor free and harmless against all claims, loss, liability and expense (including attorneys' fees)resulting from any loss or damage to the equipment and for injuries to, or deaths of persons, and damage to property, howsoever arising, directly or indirectly from or incident to the use, operation or storage of the equipment and whether such injury or death to persons be to agents or employees of the Lessee or to third parties; it being specifically agreed to and acknowledged by the Lessee that the foregoing provision includes but is not limited to all claim, loss, liability and expense(including attorneys' fees)occurring by reason of any negligence(active or passive),omission or other act or conduct of the Lessor or any third party acting for or on behalf of the Lessor.

9.0 USE: TAXES AND FEES. Lessee agrees to use, operate and maintain said equipment in accordance with all laws; to pay all licensing and registration fees for said equipment; to keep the same free from levies,liens and encumbrances; to pay all taxes, assessments, fees and penalties which may be levied or assessed on or in respect to said equipment or its use or any interest therein, or rental payments thereon including but not limited to all federal, state and local taxes, however designated, levied or assessed upon the Lessee and Lessor or either of them or said equipment, or upon the sale, ownership, use or operation thereof. If not paid directly by Lessee, then Lessee agrees to pay Lessor thirty-five hundredths of one (.35%) per cent of equipment costs per month to be escrowed and applied to personal property tax cost. Lessor may pay such taxes and other amounts and may file such returns on behalf of Lessee if Lessee fails to do so as provided herein. Lessee agrees to reimburse Lessor for reasonable costs incurred in collecting any charges, taxes, assessments or fees for which Lessee is liable hereunder.

10.0 REIMBURSEMENT. All advances made and costs incurred by lessor to preserve said equipment or to discharge and pay any taxes, assessments, fees, penalties, liens or encumbrances thereon shall be added to the unpaid balance of rentals due hereunder and shall be repayable by Lessee to Lessor immediately together with interest thereon at the rate of one and three quarters(1-3/4%)per cent per month until paid.

11.0 EVENT OF DEFAULT. In the event Lessee shall default in the payment of any rent, additional rent or any other sums due hereunder or in the event of any default or breach of the terms and conditions of this lease, or any other agreement between the parties hereto, or if any execution or other writ or process shall be issued in any action or proceeding, against the Lessee, whereby the said equipment may be taken or distrained, or if a proceeding in bankruptcy, receivership or insolvency shall be instituted by or against the Lessee or its property, or if the Lessee shall enter into any agreement or composition with its creditors, breach any of the terms of any loan or credit agreement, or default thereunder, or if the condition of the Lessee's affairs shall so change as to, in the Lessor's opinion, impair the Lessor's security or increase the credit risk involved, or the Lessee shall merge, consolidate or transfer all or substantially all of its assets, then and in the event the Lessor shall have the right to: (1) retake immediate possession of its equipment without any Court Order or other process of law and for such purpose, the Lessor may enter upon any premises where said equipment may be and may remove the same therefrom with or without notice of its intention to do same, without being liable to any suit or action or other proceedings by the Lessee. Lessor may, at its option, sell the equipment at public or private sale for cash or on credit and may become the purchaser at such sale. Lessee shall be liable for arrears of rent, if any, the expense of retaking possession and the removal of the equipment, court costs, in addition to the balance of the rentals provided for herein, or in any renewal hereof and a reasonable attorney's fees not to be less than an amount equal to twenty-five(25%)per cent of the balance due at the time it is placed with an attorney; and/or (2)accelerate the balance of rentals and other sums payable hereunder, thereby requiring prepayment of this lease, with all such sums due and payable forthwith upon such notice of acceleration and demand for payment. Should Lessee fail to make such payment after this notice and demand, Lessor shall be entitled to institute appropriate legal proceedings against Lessee with the Lessee being responsible for said sums, court costs, and a reasonable attorney's fee. The dual rights granted the Lessor herein, shall be cumulative, and action upon one shall not be deemed to constitute an election or waiver of the other right of action, or any other right to which Lessor may be entitled. All sums due under the calculations above shall become immediately due and payable an are to be construed as liquidated damage rather than a penalty provision. The Lessee shall remain and be liable for the return of the equipment and any loss of, destruction of, or injury to the equipment in the same manner as herein provided. Lessee hereby waives trial by jury in any actin or proceeding arising hereunder. Whenever any payment is not made when due hereunder, interest shall accrue and be payable on the amount due at the rate of one and three quarters(1-3/4%)per cent per month or any portion thereof until paid.

12.0 LATE CHARGES. In the event a rent payment of personal property tax payment is not made when due hereunder the Lessee promises to pay(l)a late charge to the Lessor or his assigns not later than one month thereafter, in an amount calculated at the rate of ten cents per one($1.00)dollar of each such delayed payment or fifteen($15)dollars, whichever is greater(2)interest to the Lessor upon each delayed payment calculate at the rate of one and three quarters(1-3/4%)per cent-per month, or any part thereof, cornmencing one month after the due date of the first delayed payment. In the event charges other than rent and/or personal property tax are not paid when due, Lessee promises to pay interest at the rate of one and three quarters(1-3/4%)per cent per month on any part thereof commencing on the due date. The late charge and/or the interest payments set forth in this contract shall apply only when permitted by law and, if not permitted by law, the late charges and/or interest payments shall be calculated at the maximum rate permissible by law. Lessee shall reimburse Lessor for time and expense incurred by Lessor in collecting any amounts due and owing and not timely paid under this Lease, such reimbursement to be at Lessor's standard rates for collection procedures which are hereby agreed to be not less than fifteen dollars and fifty cents($15.50)for each telephone inquiry and fifty($50.00)dollars for each personal contact made by any employee or agent of Lessor.

13.0 GENERAL PROVISIONS. The omission by the Lessor at any time to enforce any default or right reserved to it, or to require performance of any of the terms, covenants or provisions hereof by the Lessee at any time designated, shall not be a waiver of any such default or right to which the Lessor is entitled, nor shall it in any way affect the right of the Lessor to enforce such provisions thereafter. The Lessor may exercise all remedies simultaneously, pursuant to the terms hereof, and any such action shall not operate to release the Lessee until the full amount of the rentals due and to become due and all other sums to be paid hereunder have been paid.

13.1. The provisions of this agreement apply to and bind the heirs,executors, administrators, successors and assigns of the respective parties hereto.

13.2. IT IS SPECIFICALLY UNDERSTOOD AND AGREED THAT ALL UNDERSTANDINGS AND AGREEMENTS HERETOFORE AND BETWEEN THE PARTIES HERETO RELATIVE TO THIS LEASE ARE MERGED IN THIS AGREEMENT, WHICH CONTAINS THE ENTIRE AGREEMENT AND UNDERSTANDING OF THE PARTIES

HERETO, AND NEITHER PARTY RELIES UPON ANY OTHER STATEMENT OR REPRESENTATION. THIS AGREEMENT MAY NOT BE MODIFIED OR CANCELED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY THE LESSEE AND A CORPORATE OFFICER OF THE LESSOR.

13.3. The parties hereto agree that the equipment subject to this lease shall remain as personal property and shall not, in any case, become part of the real property on which it is placed. The Lessee shall maintain each unit of equipment so that it may be removed from the building in which it is placed without damage to such building, and shall obtain a landlord waiver with respect to any such property located in building not owned by Lessee.

13.4. Anything herein contained to the contrary notwithstanding, the title to the equipment subject to this Lease is retained by the Lessor and the Lessee covenants that it will not pledge or encumber the equipment in any manner whatsoever, nor permit any liens to attach thereto. The Lessee further agrees that it (a)will not permit its right or interests hereunder to be subject to any lien, charge or encumbrance, and(b)will keep each unit of equipment free and clear of any and all liens, charges and encumbrances which may be levied against or imposed on such unit of equipment as a result of the failure of the Lessee for any reason to perform or observe any of the covenants and agreements required to be performed or observed by the Lessee hereunder.

13.5. This Agreement shall be governed and interpreted in accordance with the laws of the State of Pennsylvania and, for the purpose of resolving any-issue pertaining to conflict of laws, this Agreement shall be deemed to be fully and solely executed, performed and/or observed in the State of Pennsylvania. The parties hereto expressly consent to personal jurisdiction of the State of Pennsylvania any action or proceeding brought in any court therein, state or federal, arising from or alleging facts arising from the transactions contemplated herein.

13.6. You agree that service of process for any such action or process shall be valid if mailed by certified mail, return receipt requested with delivery directed to either you, your registered' agent, or any agent you appoint in writing to accept such process.


         BY EXECUTING BELOW THE PARTIES AGREE TO BE BOUND BY THE ABOVE TERMS AND CONDITIONS. THE PERSONS EXECUTING REPRESENT THAT THEY HAVE AUTHORITY TO BIND THEIR RESPECTIVE PARTIES TO THIS AGREEMENT.


                                               By: /s/ Hugh Morrison
                                                   -----------------
                                                   HUGH MORRISON,
                                                   GENERAL COUNSEL
                                                   FOR B.  BRAUN MEDICAL INC.
                                                   (LESSOR)


                                               By: /s/ Dennis Healey
                                                   -----------------
                                                   DENNIS HEALEY
                                                   SENIOR VICE PRESIDENT,
                                                   FINANCE MEDICORE, INC.
                                                   (LESSEE)

                          CORPORATE LEASING RESOLUTION




I, Daniel R. Ouzts, do hereby certify that I am duly elected and qualify Asst. Secretary of Medicore Inc., a Corporation, organized, existing, and in good standing under the laws of the state of Florida; that the following is a true and correct copy of resolution duly adopted by the Board of Directors of said corporation at a meeting of said Board of Directors on the 23rd day of August 1995, and that said resolutions are now in full force and effect:

                           "RESOLVED:        That the

       Authorized Representative- Sr. Vice President - Dennis W. Healey

of this corporation be and hereby is authorized and directed to negotiate, execute, and deliver on behalf of this corporation a lease agreement and all schedules and documents thereto, with B. Braun Medical Inc., Blood Treatments Division, as (Lessor), whereby this corporation will lease various items of property to be used in the operation in the business of the corporation on terms and conditions which shall be determined by said officers to be advisable and in the best interests of this corporation and the execution of such lease agreements by said officers shall be conclusive of their approvals thereof.

BE IT FURTHER RESOLVED: That the Secretary be and hereby is authorized to furnish to Lessor a certified copy of this resolution which shall remain in full force and effect until and unless withdrawn by vote at a meeting of Directors only as to leases hereafter made and only after notification to Lessor.

In witness whereof, I have affixed my name as Asst. Secretary of said corporation and have caused the corporate seal of said corporation to be hereunto affixed this 23rd day of August, 1995




                                                By:   /s/ Daniel R. Ouzts
                                                    ------------------------
                                                      Assistant Secretary
                                                      Daniel R. Ouzts



Affix Corporate Seal Here
(if Available)

                               SCHEDULE TO UCC-1
                                  August 1995



LEASE # 1290895

LOCATION:

10 HD-securas                     Dialysis Services of PA (Lemoyne)
                                  27 Miller Street
                                  Lemoyne, PA 17043

7 HD-securas                      Dialysis Services of PA (Wellsboro)
                                  14 Tioga Street
                                  Wellsboro, PA 16901

QUANTITY       DESCRIPTION          ("COLLATERAL")             S E R I A L
                                                                 NUMBERS
10             New HD-SECURA DIALYSIS UNITS                 288,289,290,618,619
               600 BFR - HeB version with BP cuff           620,621,622,623,624
               SINGLE BLOOD PUMP - 10/20 amplifiers
               STANDARD ACCESSORIES PACKAGE

7              New HD-SECURA DIALYSIS UNITS                 304,305,306,307,404,
               600 BFR - HeB version with BP cuff           412,405
               SINGLE BLOOD PUMP - 10/20 amplifiers
               STANDARD ACCESSORIES PACKAGE


Customer Certification

I hereby certify that, on behalf of Medicore, Inc the equipment described above has been delivered and received in proper working condition and accepted by the undersigned as satisfactory on this 24th of August 1995.



                                                   Date:   August 24, 1995
                                                           --------------------

                                                   By:     /s/ Dennis W. Healey
                                                           --------------------
                                                           Dennis W. Healey
                                                           Senior Vice President

                               OPTION TO PURCHASE
                                                                         RIDER I

B. BRAUN MEDICAL INC., The Lessor named in a certain Equipment Lease dated July 26, 1995 number 1290895 does hereby grant to Medicore Inc. the Lessee named in said Lease, the option to Purchase the equipment leased thereby, as a whole and not in part, and on an as-is where-is basis, at the end of the original or any renewal term of said Lease. This option shall expire and become null and void if Lessee shall be in default for a period of thirty (30) days or longer. This option may be exercised by Lessee only upon giving not less than thirty (30) days nor more than sixty (60) days, prior written notice to Lessor, and accompanied by the purchase option price of $ 1 plus applicable tax.




LESSOR:                                                 LESSEE:


B. BRAUN MEDICAL INC                                    Medicore Inc.
BLOOD TREATMENTS DIVISION





By: /s/ Hugh Morrison                                   By:  /s/ Dennis Healey
    -----------------                                        ------------------

Date:                                                   Date:
     ----------------                                        ------------------